As filed with the Securities Exchange Commission on May 13, 2004

File No. 33-78340

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OptimumCare Corporation

(Exact name of registrant as specified in its governing instruments)

30011 Ivy Glenn Drive, Suite 219
Laguna Niguel, CA 92677
(949) 495-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward A. Johnson
30011 Ivy Glenn Drive, Suite 219
Laguna Niguel, CA 92677
(949) 495-1100
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service of process)

Copies to:
Karen Nicolai Winnett, Esq.

Preston Gates & Ellis LLP
1900 Main Street, Suite 600

Irvine, CA 92614
(949) 623-3536

     This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

     The purpose of this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-45524) (the “Registration Statement”) of OptimumCare Corporation is to deregister 100,000 shares of Common Stock, $.001 par value, registered pursuant to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Niguel, State of California on May 12, 2004.

OPTIMUMCARE CORPORATION
By:	/S/ EDWARD A. JOHNSON
Edward A. Johnson, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities on the dates indicated.

Signature	Title	Date
/S/ EDWARD A. JOHNSON Edward A. Johnson	Chief Executive Officer and Director (Principal Financial and Accounting Officer) of OptimumCare Corporation	May 12, 2004
Mulumebet G. Michael	President, Chief Operating Officer and Director of OptimumCare Corporation	May , 2004
Michael S. Callison	Director of OptimumCare Corporation	May , 2004
/S/ GARY L. DREHER Gary L. Dreher	Director of OptimumCare Corporation	May 12, 2004
/S/ PETER C. MCMAHON Peter C. McMahon	Director of OptimumCare Corporation	May 12, 2004